Loan and SECURITY AGREEMENT

BETWEEN

ENTREPRENEUR GROWTH CAPITAL LLC

505 Park Avenue

New York, New York 10022

Lender

AND

MAMAMANCINI’S, INC.

25 Branca Road

East Rutherford, NJ 07073

Borrower

This LOAN AND SECURITY AGREEMENT (“Agreement”) dated on or about September _____, 2014, between MAMAMANCINI’S, INC., a Delaware corporation having its principal place of business at 25 Branca Road, East Rutherford, NJ 07073 (“Borrower”), and ENTREPRENEUR GROWTH CAPITAL, LLC, a Delaware limited liability company, having a principal office at 505 Park Avenue, 6th Floor, New York, NY 10022 (hereinafter called “Lender”). This Agreement sets forth the terms and conditions upon which Lender may, in its sole and absolute discretion, make loans, advances and other financial accommodations to or for the benefit of Borrower upon the security referred to herein.

Section 1. DEFINED TERMS

1.1. All capitalized terms used in this Agreement are defined either in this Agreement, in the attached loan schedule (“Loan Schedule”), or in any supplement to this Agreement or Loan Schedule. All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code (the “UCC”) shall have the same meaning as presently or as may hereafter be given therein unless otherwise defined in this Agreement. All references to the plural shall also mean the singular.

1.2. “Account” or “Accounts” shall have the same meaning as contained in Article 9 of the UCC and shall also include contract rights and general intangibles related to Accounts, payment intangibles, instruments, and to all proceeds thereof including, but not limited to, the proceeds of any insurance thereon whether or not specifically assigned to Lender.

1.3. “Account Debtor” shall have the same meaning as contained in Article 9 of the UCC and shall also include each debtor or obligor in any way obligated on or in connection with any Account.

1.4. “Closing Date” means the date of the initial advance made by Lender pursuant to this Agreement.

1.5. “Collateral” shall have the meaning set forth in Section 3.1 of this Agreement.

1.6. “Collateral Monitoring Fee” shall have the meaning set forth in the Loan Schedule.

1.7. “Costs and Expenses” shall include, but not be limited to reasonable commissions, fees, appraisal fees, taxes, title insurance premiums, internal and external field examination expenses for routine and non-routine audits and field examinations, filing, recording and search expenses, reasonable internal and external attorney’s fees and disbursements (as may be incurred with respect to the effectuation of this Agreement or any claim of any nature or litigation whatsoever arising out of or as a result of the interpretation of this Agreement or the financing provided for hereunder, including, but not limited to, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshals, sheriffs, custodians, auctioneers and others, reasonable travel expenses and all court costs and collection charges), postage, wire transfer fees, check dishonor fees and other reasonable internal and/or external fees, costs and expenses arising out of or relating to the negotiations, preparation, consummation, administration and enforcement of this Agreement and/or the other Loan Documents and Lender’s rights hereunder and thereunder, or the collection of any payments owing from, Borrower under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents, and any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a “work-out” or of any insolvency or bankruptcy proceedings.

1.8 “Eligible Accounts” means Accounts arising in the ordinary course of Borrower’s business from the sale of goods or rendition of services, which Lender, in its reasonable business discretion, shall deem eligible based on such considerations as Lender may from time to time deem appropriate. Without limiting the foregoing, a Account shall not be deemed to be an Eligible Account if (i) the Account Debtor has failed to pay the Account within a period of ninety (90) days after invoice date; (ii) the Account Debtor has failed to pay more than 25% of all outstanding Accounts owed by it to Borrower within ninety (90) days after invoice date; (iii) the Account Debtor’s total obligations to Borrower exceed 15%* of all Eligible Accounts, to the extent of such excess; (iv) the Account Debtor is a subsidiary or affiliate of Borrower; (v) the goods relating thereto are placed on consignment, guaranteed sale, “bill and hold,” “COD” or other terms pursuant to which payment by the Account Debtor may be conditional; (vi) the Account Debtor is not located in the United States unless the Account is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to Lender; (vii) the Account Debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States, except as otherwise agreed to in writing by Lender; (viii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (ix) the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; (xii) the invoice constitutes a progress billing on a project not yet completed, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Account; (xiii) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable Account Debtor; (xiv) the amount thereof is denominated in or payable with any currency other than U.S. Dollars; or (xv) such Account is not at all times subject to Lender’s duly perfected first priority security interest. In determining eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrower but reliance by Lender thereon from time to time shall not be deemed to limit its right to revise standards of eligibility at any time without notice as to both Borrower’s present and future Accounts. *Without limiting Lender’s discretion hereunder, at Borrower’s request and Lender’s sole but reasonable business discretion, concentration limits for eligibility purposes may be raised up to 40% on certain Account Debtors such as Walmart, Costco, C&S, Publix and Wakefern, provided, such increased concentration limits would apply to Accounts aged less than 60 days.

1.9. “Eligible Inventory” means Inventory which Lender, in its reasonable business discretion, deems Eligible Inventory, based on such considerations as Lender may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender’s reasonable business discretion, such Inventory (i) consists of raw materials and finished goods, in good, new and salable condition which are not obsolete, unmerchantable, slow moving, returned, damaged and/or defective, (ii) are not comprised of work in process, packaging materials or supplies; (iii) meets all standards imposed by any governmental agency or authority; (iv) conforms in all respects to the warranties and representations set forth herein; (v) is at all times subject to Lender’s duly perfected, first priority security interest; and (vi) is situated at a location in compliance with this Agreement. Eligible Inventory shall be valued at the lower of cost or market price.

1.10. “Equipment” shall have the same meaning as contained in Article 9 of the UCC and shall also include all of Borrower’s present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower’s operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

1.11. “Facility Fee” shall have the meaning set forth in the Loan Schedule.

1.12. “Inventory” shall have the same meaning as contained in Article 9 of the UCC and shall also include all of Borrower’s now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing any of the above, and Borrower’s books relating to any of the foregoing. Unless otherwise stated, Inventory shall be valued at the lower of Borrower’s cost or market price.

1.13. “Loan Documents” means, collectively, this Agreement, any promissory note or notes executed by Borrower and payable to Lender, any other present or future agreement entered into in connection with this Agreement, all corporate and personal guaranties and subordination agreements in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

1.14. “Loan Party” means Borrower, each guarantor and each other party (other than Lender) to any Loan Document.

1.15. “Minimum Interest Charge” shall have the meaning set forth in the Loan Schedule.

1.16. “Net Amount of Eligible Accounts” shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, reserves (as determined by Lender in its sole discretion) and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed. In determining the Net Amount of Eligible Accounts, Lender shall deduct the amount of accrued rebates set forth on an accrued rebate schedule/report prepared by Borrower, in form and substance acceptable to Lender, setting forth, among other things, the amount of accrued rebates, discounts, slotting fees and other items that dilute the value and/or collectability of Accounts (the “Accrued Rebate Report”). The Accrued Rebate Report shall be submitted to Lender each time Borrower requests a Loan or advance hereunder.

1.17. “Net Amount of Eligible Inventory” shall mean the gross amount of Eligible Inventory less estimated sales, excise or similar taxes on the sale price, and less returns, discounts, claims, credits, reserves (as determined by Lender in its reasonable business discretion) and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

1.18. “Obligations” shall mean any and all loans, advances, accommodations, indebtedness, liabilities, Costs and Expenses and all obligations of every kind and nature owing by Borrower to Lender, whether as principal, guarantor or otherwise, arising under this Agreement, the other Loan Documents, or any supplement hereto or thereto, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed, modified or extended, and whether arising directly or acquired from others (including, without limitation, wherever applicable, Lender’s participations or interests in Borrower’s obligations to others) and including, without limitation, all sums chargeable to Borrower hereunder or under any of the other Loan Documents, of whatever nature, including commissions, interest, expenses, costs and reasonable attorneys’ fees. If more than one Borrower, each Borrower shall be jointly and severally liable for all of the Obligations hereunder and under any other agreement between Lender and any Borrower.

1.19. “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

1.20. “Total Facility” as used herein is $3,100,000.00, provided, however, the maximum loans and advances against Accounts is $2,150,000.00 (the “Accounts Line of Credit”); the maximum loans and advances against Inventory is $350,000.00 (the “Inventory Line of Credit”); and the maximum amount of term loans is $600,000.00 (the “Term Loan Line of Credit”), or such other amount as shall be determined at Lender’s reasonable business discretion.

Section 2. LOANS AND ADVANCES; INTEREST RATE AND OTHER CHARGES

2.1. Loans. Whenever the Borrower makes a request (but not more frequently than twice a week unless Lender consents), Lender shall make loans, advances and/or extend credit to or for the Borrower; but Lender shall not be obligated to make loans, advances and/or extend credit beyond the Total Facility set forth herein and in the Loan Schedule and subject to deduction of any loan reserves (“Loan Reserves”) Lender deems proper from time to time in its reasonable business discretion, and less amounts Lender may be obligated to pay in the future on behalf of Borrower. Advances under the Total Facility (“Loans” and individually, a “Loan”) shall be comprised of the amounts shown on the Loan Schedule. Loan Reserves shall include, but not be limited to, the amount of accrued rebates set forth on the Accrued Rebate Report.

2.2 Interest and Fees. The Borrower shall pay Lender the interest and fees set forth on the Loan Schedule, but only to the maximum extent permitted by applicable law. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim. In no event shall the Revolving Interest Rate, Term Interest Rate or the Default Rate of Interest exceed the highest rate permitted under any applicable law or regulation. If any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto, and any payment of interest and fees which individually or collectively might be deemed to be in excess of the highest rate permitted by law shall be credited against Borrower’s Obligations as principal repayments of loans and advances made hereunder, to the extent of such excess.

2.3 Overlines; Overadvances. If at any time or for any reason the outstanding amount of advances extended or issued pursuant hereto exceeds any of the dollar limitations (“Overline”) or percentage limitations (“Overadvance”) in the Loan Schedule on any day in any month, then Borrower shall, upon Lender’s demand, promptly pay to Lender, in cash, the full amount of such Overline or Overadvance which would be applied to reduce the outstanding principal balance of the Loans or any other Obligations. Without limiting Borrower’s obligation to repay to Lender the amount of any Overline or Overadvance, Borrower agrees to pay Lender interest on the outstanding principal amount of any Overline or Overadvance, at the rate set forth on the Loan Schedule, whether any such Overline or Overadvance is made with or without Lender’s knowledge or consent.

2.4. (a) Establishment of a Lockbox Account or Dominion Account. Borrower shall cause all proceeds of Collateral to be remitted directly to Lender by instructing its Account Debtors to direct their payments as follows:

Name of Borrower

Accounting Department

505 Park Avenue, 6th Floor

New York, NY 10022

(b) Lender may, at any time and from time to time, direct Borrower to collect and deliver to Lender in their original form, within two (2) business days of the actual receipt thereof, all checks, drafts, notes, acceptances, cash, wire transfers and any other evidences of payment, and/or direct Borrower to cause all proceeds of Collateral to be deposited into a lock box account or other blocked account as Lender may require or take any other action Lender may reasonably request.

2.5. Clearance or Float Days. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Lender (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Lender on account of the Obligations on the day such payment is received or, if received after 12noon New York, NY time, the next business day. However, Lender shall be entitled to charge Borrower’s account four (4) business days of “clearance” or “float” at the Revolving Interest Rate set forth in the Loan Schedule, on all checks, wire transfers and other items received by Lender, regardless of whether such four (4) business days of clearance or float actually occur, and such charge shall be deemed to be the equivalent of charging four (4) business days of interest on such payments and/or collections. The four (4) business days clearance or float charge on all payments and collections is acknowledged by the parties to constitute an integral aspect of the pricing of Lender’s financing to Borrower. Lender shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Lender, in Lenders reasonable business discretion, and Lender may charge Borrower’s loan account for the amount of any item of payment which is returned to Lender unpaid.

2.6. Application of Collateral and Payments. Except as otherwise provided herein, Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as Lender shall determine in its reasonable business discretion. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the Loan balances, in its reasonable business discretion.

2.7. Monthly Accountings. All Obligations shall be charged to an account in the Borrower’s name as maintained on Lender’s books. Lender shall render to Borrower a monthly statement of its account which statement shall be deemed correct, accepted by, and conclusively binding upon Borrower as an account stated, except to the extent that Borrower shall deliver to Lender written notice of any specific exceptions thereto within twenty (20) days after the date such statement is rendered.

2.8. Charges to Borrower’s Account. All principal, interest, fees, commissions, charges, Costs and Expenses (including reasonable attorneys’ fees) incurred with or in respect of this Agreement, the other Loan Documents or any supplement or amendment hereto or thereto (all of which shall be cumulative and not exclusive) and any and all Obligations shall be charged to Borrower’s account as maintained by Lender. In furtherance thereof, Borrower hereby authorizes Lender to charge the Borrower’s loan account on the first day of each month or as Lender otherwise determines: (a) all Costs and Expenses; (b) all interest; and (c) all fees and other charges provided in this Agreement and the other Loan Documents.

Section 3. GRANTING PROVISIONS; SECURITY INTEREST

3.1 Grant of Security. As security for the prompt performance, observance and payment in full of all Obligations, Borrower hereby pledges, assigns, transfers and grants to Lender a first priority security interest in, and continuing lien upon, and right of setoff against, all of the assets of every kind and nature of Borrower, in each case, whether now owned or existing or hereafter created, acquired or arising and wherever located, all of which are herein collectively referred to as the “Collateral” including but not limited to, the following assets as defined under the UCC: (a) Accounts, contract rights and the proceeds thereof; (b) Chattel Paper, including Electronic Chattel Paper and tangible Chattel Paper; (c) Collateral; (d) Commercial Tort Claims; (e) Deposit Accounts; (f) Documents; (g) Equipment, machinery, furniture, furnishings and fixtures and all parts, tools, accessories and Accessions; (h) Fixtures; (i) General Intangibles, including but not limited to patents, trademarks and tradenames and the goodwill and inherent value associated therewith, tax refunds, customer lists, insurance claims and goodwill of Borrower; (j) Goods; (k) Health Care Insurance Receivables; (l) Instruments; (m) Inventory, merchandise, materials, whether raw, work in progress or finished goods, packaging and shipping materials and all other tangible property held for sale or lease; (n) Investment Property; (o) Letter of Credit Rights; (p) Payment Intangibles; (q) Proceeds, including Cash Proceeds and Non-Cash Proceeds, and proceeds of any insurance policies covering any of the Collateral; (r) Promissory Notes; (s) Records, including all books, records and other property at any time evidencing or relating to any of the foregoing, and all electronic means of storing such Records; (t) to the extent not otherwise included above, all collateral support and Supporting Obligations relating to any of the foregoing; and (u) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing. The security interests granted herein shall remain effective whether or not the Collateral covered thereby is acceptable to Lender or deemed by Lender to be ineligible for the purposes of any Loans or advances contemplated under this Agreement.

3.2. Authorization to File Financing Statements. Borrower hereby authorizes Lender to execute and/or file UCC financing statements (including amendments) in order to perfect the security interests granted to Lender under this Agreement, the other Loan Documents or otherwise.

3.3. Assignment of Accounts and Other Collateral. Subject to the requirements below, Borrower shall assign and deliver to Lender a duplicate invoice, and all documents evidencing the delivery of goods or the performance of services with regard to each Account, including but not limited to all purchase orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts, together with schedules describing the Accounts and/or written confirmatory assignments to Lender of each Account, in form and substance satisfactory to Lender in its reasonable discretion and duly executed by Borrower, together with such other information as Lender may reasonably request. In no event shall the making (or the failure to make) of any schedule or assignment or the content of any schedule or assignment or Borrower’s failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of Lender’s security interest in, lien upon and assignment of the Collateral or Borrower’s representations, warranties or covenants under this Agreement or any supplement or amendment hereto. Without limiting the foregoing, Lender may request and Borrower shall assign and deliver to Lender, original invoices and supporting documentation as may be reasonably requested by Lender, on invoices with a face amount of $5,000 or more.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS

Borrower hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, and continuing compliance with, being a continuing condition of the making of all loans and advances hereunder by Lender or under any supplement or amendment hereto:

4.1. Owner of Collateral; Validity of Accounts.

(a) Borrower is and shall be the owner of or has other rights in the Collateral free and clear of all liens, security interests, claims and encumbrances of every kind and nature, except in Lender’s favor or as otherwise consented to in writing by Lender, and Borrower shall indemnify and defend Lender from and against all cost, loss and expense with regard to the same. None of Borrower’s Accounts has been previously sold or assigned to any Person and will not be sold or assigned, other than to Lender, at any time during the term of this Agreement without first obtaining Lender’s consent in writing. Borrower shall not execute any security agreement in favor of any other party or borrow against the security of any corporate asset, including but not limited to the Collateral, or authorize and Person other than Lender to file UCC financing statements naming Borrower as Debtor, without first obtaining Lender’s consent in writing.

(b) Each Account represents a valid and legally enforceable indebtedness based upon a bona fide sale and delivery of goods or rendition of services usually dealt in by Borrower in the ordinary course of its business which has been finally accepted by the Account Debtor. Each Account is and will be for a liquidated amount maturing as stated in the invoice rendered to the Account Debtor who is unconditionally liable to make payment at maturity of the amount stated in each invoice, document or instrument evidencing the Account in accordance with the terms thereof, without offset, defense, deduction, counterclaim, discount or condition. Every assigned Account and any evidence of indebtedness with respect thereto shall be paid in full at maturity. If any Account is not paid in full at maturity, the amount of such unpaid Account (whether in whole or in part) may be charged against and deducted from any advance then or thereafter made by Lender to Borrower or, in the event Borrower then has no borrowing availability, Borrower shall pay Lender, upon demand, the full amount remaining unpaid thereon. Such payment or deduction shall not constitute a reassignment, and Lender may retain the Account as collateral for all Obligations of Borrower to Lender until the same have been fully satisfied.

(c) All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Account are true and correct and are in all material respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract. To the actual knowledge of the Borrower, each Account Debtor is solvent and financially able to pay in full each Account when it matures. None of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been and shall be duly complied with.

(d) Without first obtaining Lender’s consent in writing Borrower will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any portion of the Collateral (except in the ordinary course of business) or consolidate or merge with or into any other entity or permit any other entity to consolidate or merge with or into Borrower.

(e) All of the information provided by the Borrower to the Lender pursuant to this Agreement or otherwise is true, correct and complete in all material respects.

(f) To the extent that a security interest can be granted by the filing of a UCC with the Secretary of State of the state of incorporation of the Borrower, the Lender has a perfected first priority security interest in the Collateral subject to no other security interest, lien or claim, except as otherwise consented to by Lender.

4.2. Corporate Authority.

(a) The execution, delivery and performance of this Agreement, any supplement or amendment hereto, or any agreements, instruments and documents executed and delivered in connection herewith, are within Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s charter, by-laws or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

(b) The Loan Schedule annexed hereto and incorporated herein by reference sets forth the Borrower’s exact legal name, the Borrower’s type of organization, the jurisdiction in which Borrower was organized, the Borrower’s organizational identification number or accurately states that the Borrower has none, the Borrower’s place of business or if more than one, its chief executive office as well as all other locations including the Borrower’s mailing address if different, the address of every location or place of business previously maintained by the Borrower during the past five years and the location at which, or Person with which, any of the Collateral has been previously held at any time during the past twelve months;

(c) Borrower is in good standing as a corporation or other legal entity, validly existing under the laws of its state of incorporation or organization, and will preserve, renew and keep in full force and effect Borrower’s existence and good standing as a corporation or other legal entity and its rights and franchises with respect thereto and will not change its state of incorporation or organization;

(d) Borrower shall obtain and preserve, renew and keep in full force and effect Borrower’s authority to do business in all jurisdictions where the Borrower now or hereafter does business;

(e) Borrower will continue to engage in a business of the substantially same type as Borrower is engaged as of the date hereof;

(f) Borrower will give Lender thirty (30) days prior written notice of any proposed change in Borrower’s legal name which notice shall set forth the new name; and

(g) Borrower will give Lender thirty (30) days prior written notice of any use of any corporate name or tradename in addition to those names set forth on the annexed Loan Schedule.

4.3. Chief Executive Office. Borrower’s Records and principal executive office are maintained at the address referred to herein. Borrower shall not change such location without prior written notice to Lender.

4.4. Books, Records, Financial Statements.

(a) Borrower shall maintain its shipping forms, invoices and other related documents in a form reasonably satisfactory to Lender and shall maintain its books, records and accounts in accordance with generally accepted accounting principles consistently applied. Borrower agrees to promptly furnish Lender monthly but in no event later than ten (10) days after the end of each month, accounts receivable agings, together with reconciliation and recap sheets, accounts payable agings and inventory reports (if requested by Lender).

(b) Borrower shall make available to Lender (or cause its parent company to make available to Lender), as soon as available, but in any event not later than one hundred and five days (105) after the close of each fiscal year, Borrower’s reviewed financial statements for such fiscal year (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, setting forth in each case, in comparative form, figures for the previous fiscal year, all in reasonable detail, fairly representing the financial position and the results of Borrower’s operations as at the date thereof and for the fiscal year then ended and prepared in accordance with generally accepted accounting principles consistently applied. Such reviewed statements shall be examined in accordance with generally accepted auditing practices and certified by independent certified public accountants selected by Borrower and acceptable to Lender. Lender agrees that this provision shall be deemed satisfied by the filing of the Borrower’s Form 10-K with the Securities and Exchange Commission.

(c) Borrower shall also make available to Lender (or cause its parent company to make available to Lender), as soon as available, but in any event not later than forty five days (45) after the close of each fiscal quarter, quarterly unaudited financial statements (including balance sheets, statements of income and loss, statements of cash flows and statements of shareholders’ equity) and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of Borrower’s operation as at the date thereof and for such period prepared in accordance with generally accepted accounting principles consistently applied and such other information with respect to your business, operations and condition (financial and otherwise) as Lender may from time to time reasonably request. Such financial statements shall be certified for accuracy by Borrower’s chief financial officer. Lender agrees that this provision shall be deemed satisfied by the filing of the Borrower’s Form 10-Q with the Securities and Exchange Commission.

(d) Borrower shall also furnish to Lender, as soon as available, signed copies of Borrower’s filed federal, state and, if applicable, local, tax returns, together with all supporting documentation and worksheets, as Lender may reasonably request.

(e) Intentionally omitted.

(f) Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for taxes, long-term leases or unusual forward or long-term commitments that are not reflected in the most recent financial statements delivered to Lender and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Borrower or its finances. No contract, lease or other agreement or instrument has been entered into by Borrower or has become binding upon Borrower’s assets and, to Borrower’s actual knowledge, no law or regulation applicable to Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect. Borrower is not in default and to the best of Borrower’s actual knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. As used herein, (i) “Material Adverse Effect” means a material adverse effect on (1) the business, assets, operations, or financial or other condition of Borrower, (2) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, (3) the Collateral or Lender’s liens on the Collateral or the priority of such liens, or (4) Lender’s rights and remedies under this Agreement and the other Loan Documents.

4.5. Intentionally Omitted

4.6. Solvency; Taxes.

(a) Borrower is solvent and will so remain and the Borrower does not intend to, nor does have reason to believe any involuntary bankruptcy action or order will be filed with respect to the Borrower.

(b) Borrower’s federal, state and local taxes of every kind and nature, including, but not limited to employment taxes, are current, and to Borrower’s actual knowledge, there are no pending tax audits or examinations with respect to Borrower’s federal, state or local tax returns.

(c) Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets prior to the date on which penalties attach thereto. Borrower shall be liable for all taxes and penalties imposed upon any transaction under this Agreement or any supplement or amendment hereto or giving rise to the Accounts or any other Collateral or which Lender may be required to withhold or pay for any reason. Borrower agrees to indemnify and hold Lender harmless with respect thereto, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amounts shall be added to and included in Borrower’s Obligations.

4.7. Litigation. To the actual knowledge of the Borrower, there is no investigation by any state, federal or local agency pending or threatened against Borrower and there is no action, suit, proceeding or claim pending or threatened against Borrower or Borrower’s assets or goodwill or affecting any transactions contemplated by this Agreement, or any supplement or amendment hereto, or any agreements, instruments or documents delivered in connection herewith or therewith before any court, arbitrator, or governmental or administrative body or agency which if adversely determined with respect to Borrower would result in any material adverse change in Borrower’s business, properties, assets, goodwill or condition, financial or otherwise.

4.8. Sales, Accounting and Assignment. Borrower shall keep and maintain, at its sole cost and expense, satisfactory and complete Records including records of all Accounts, all payments received and credits granted thereon, and all other dealings therewith. Upon the sale of goods or the rendering of services, Borrower shall make appropriate entries in its books and records disclosing such assignments of Accounts to Lender, and shall execute and deliver all papers and instruments, and do all things necessary to effectuate this Agreement and facilitate the collection of the Accounts. Lender is hereby vested with all of Borrower’s rights, securities and guarantees with respect to each Account, including, to the extent not exercised by Borrower upon Lender’s request or upon an Event of Default, the right of stoppage in transit. Notwithstanding the failure of Borrower to execute and deliver such written assignment as aforesaid, each Account created by Borrower shall be deemed collaterally assigned to Lender.

4.9. Collections. In the event payments of Accounts or other monies or property in which Lender has an interest are delivered to or received by Borrower, including proceeds from the sale of Collateral in the ordinary course of Borrower’s business, unless otherwise consented to in writing by Lender or specifically permitted under Section 2.4 herein, Borrower shall hold all such remittances and proceeds of Accounts and other Collateral, in trust for Lender. Borrower shall deliver all such payments to Lender, in kind with an appropriate endorsement to Lender, within two (2) business days following the date of receipt by Borrower; provided, however, nothing herein authorizes Borrower to collect the Accounts unless specifically consented to by Lender.

4.10. Further Acts. Borrower shall, at Borrower’s expense, duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, UCC financing statements or amendments and continuations thereof, landlord’s or mortgagee’s waivers of liens and consents to the exercise by Lender of all of its rights and remedies hereunder, under any supplement or amendment hereto, or applicable law with respect to the Collateral. In addition, Borrower shall do or cause to be done such further acts as may be necessary or proper, in Lender’s opinion, to evidence, perfect, maintain and enforce its security interest and the priority thereof in and to the Collateral and to otherwise effect the provisions and purposes of this Agreement or any supplement or amendment hereto. Borrower hereby authorizes Lender to execute and file UCC financing statements in order to perfect the security interests granted to Lender under this Agreement or otherwise, including amendments and modification statements deemed reasonably necessary by Lender to perfect and protect Lender’s interest in the Collateral.

4.11. Insurance.

(a) Borrower shall, at Borrower’s expense, maintain insurance covering the Collateral in such amounts and with such insurance companies as may be acceptable to Lender in its sole and absolute discretion. On or before the Closing Date, but in no event promptly thereafter, Borrower shall have Lender named as mortgagee, lender’s loss payee and additional insured on all such insurance policies. In the event Borrower shall fail to maintain insurance acceptable to Lender, Lender without notice, may obtain such insurance in the name of the Borrower and charge Borrower’s account with the costs and expenses of such insurance. All expenses incurred by Lender with regard to such insurance policies shall be deemed to be part of the Obligations.

(b) Borrower shall execute and deliver to Lender (or cause to be executed and delivered to Lender) assignments of life insurance on the life of Carl Wolf, in such amounts as are in place on the date hereof, together with a copy of the life insurance policy(ies) covered thereby. Borrower represents to Lender that on the Closing Date, the life insurance policy in place to be assigned to Lender is in the amount of $1,200,000, which is acceptable to Lender. Borrower shall also, at Borrower’s expense, ensure such life insurance policy(ies) remain in effect and fully paid. In the event Borrower shall fail to maintain (or cause to be maintained), such life insurance policy(ies), Lender may, without notice, pay all premiums and other charges and fees due on such life insurance policy(ies) and charge Borrower’s account with the costs and expenses of maintaining such life insurance policy(ies). All expenses incurred by Lender with regard to maintaining such life insurance policy(ies) shall be deemed to be part of the Obligations.

4.12. Margin Stock. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). Borrower does not own any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. Borrower will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

4.13. Loan Proceeds for Ordinary Business Use Only. Any loan at any time received by the Borrower from Lender shall not be used directly or indirectly other than in the Borrower’s business; Borrower shall not, directly or indirectly, pay any dividend on its stock other than a dividend payable in shares of its own stock; Borrower shall not, directly or indirectly, make any loan to, or pay any claim other than for current remuneration or current reimbursable expense payable to any person, and Borrower shall, on demand, obtain and deliver to Lender, debt subordinations in form and substance satisfactory to Lender of all claims of any person consistent with the foregoing.

4.14. Commercial Tort Claim. The Borrower shall, within three (3) business days, notify Lender in a writing signed by the Borrower of any commercial tort claims it holds or acquires such writing shall set forth the details and grant Lender a security interest in and to any commercial tort claims it holds or acquires and in the proceeds thereof, such writing to be satisfactory to Lender in form and substance.

4.15 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any financial statements, collateral reports or other written reports from time to time prepared by Borrower and delivered hereunder or any written statement prepared by Borrower and furnished by or on behalf of Borrower to Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. The liens granted to Lender pursuant to the Loan Documents will at all times be fully perfected first priority liens in and to the Collateral described therein.

4.16 Notices. Borrower will deliver to Lender:

(a) as soon as practicable, and in any event within five (5) business days after an executive officer or manager of Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or electronic transmission notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next business day.

(b) as soon as practicable, copies of all material written notices given or received by Borrower with respect to any subordinated indebtedness of Borrower, and, within two (2) business days after Borrower obtains knowledge of any matured or unmatured event of default with respect to any such subordinated indebtedness, notice of such event of default.

(c) promptly upon learning thereof, notice of any litigation commenced or threatened against Borrower;

(d) within two (2) business days after receipt thereof, copies of any and all default notices received under or with respect to any leased location;

(e) at least 30 days prior thereto, notice of any (i) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (ii) change of the type of entity that it is, (iii) change its organization identification number, if any, issued by its state of incorporation or other organization, or (iv) change of its state of incorporation or organization or incorporate or organize in any additional jurisdictions; and

4.17 Compliance with Laws. Borrower shall comply with all federal, state, local and foreign laws and regulations applicable to it, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

Section 5. ADDITIONAL POWERS; ENFORCEMENT OF RIGHTS IN AND TO COLLATERAL

5.1. Power of Attorney. Borrower appoints Lender and Lender’s designees as Borrower’s attorney and attorney-in-fact, at Borrower’s sole cost and expense, and Lender may exercise at any time, in Lender’s reasonable business discretion, all or any of the following powers. The Borrower acknowledges that this power of attorney is coupled with an interest, in that the Lender has an interest in the Collateral, and that as a result, in addition to any other consequences under law, this power is irrevocable until all Obligations have been paid in full and Lender’s obligation to provide loans hereunder shall have terminated.

(a) endorse Borrower’s name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender’s possession;

(b) sign Borrower’s name on any invoice or bill of lading relating to any Account, on drafts against Account Debtors, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to Account Debtors;

(c) send requests for verification of Accounts to Account Debtors and, after the occurrence of any Event of Default, to notify Account Debtors to make payment directly to Lender;

(d) after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by Lender and to open and dispose of all mail addressed to Borrower; and

(e) to do all other things Lender deems necessary or desirable to carry out the terms of this Agreement; and

(f) Borrower hereby ratifies and approves all acts of such attorney. Neither Lender nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower’s attorney and Borrower hereby releases Lender and Lender’s officers, employees and designees, from all liability arising from any act or acts under this Agreement or in furtherance thereof, whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact.

5.2. Access to Books, Records and Collateral. Lender or Lender’s representatives shall at all times, within normal business hours, have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of Borrower’s Records, to confirm and verify all Accounts, to perform general audits and field examinations and to do whatever else Lender deems necessary to protect Lender’s interests. Lender may at any time remove copied records from Borrower’s premises or require Borrower to deliver any Records to Lender. Lender may, at Borrower’s cost and expense, use any of Borrower’s personnel, supplies, computer equipment (including all computer programs, software and data) and space at Borrower’s places of business or at any other place as Lender may designate, as may be reasonably necessary for the handling of collections.

5.4. Returns; Credits. All returns of merchandise, credits issued by Borrower, claims or disputes of Account Debtors whether or not accepted by Borrower or given an allowance of any nature shall be reported by Borrower to Lender at least weekly. Each such report shall be accompanied by copies of all documentation provided to Borrower in support of all merchandise returns, credits, claims and disputes. Borrower shall immediately upon obtaining knowledge thereof, report to Lender all reclaimed, repossessed and returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectability of Accounts. At Lender’s request, any goods reclaimed or repossessed by or returned to Borrower will be held by Borrower (at Borrower’s place of business or at such other place as Lender may designate) and subject to Lender’s security interest. Notwithstanding the foregoing, in the event any reclaimed, repossessed and returned goods, and the credit or charge-back related thereto, cause the Borrower to be in an Overadvance or Overline, Lender may require Borrower to pay to Lender the original invoice price of such reclaimed, repossessed or returned goods, and/or assign new Accounts in an amount sufficient to eliminate the Overadvance or Overline. In case any such goods shall be re-sold, the Account thereby created shall be Lender’s property and shall be deemed assigned hereunder.

5.5 Disputes. All claims and disputes relating to Accounts shall be adjusted within a reasonable time at Borrower’s own cost and expense.

Section 6. DEFAULTS AND REMEDIES.

6.1. The occurrence of any one or more of the following constitute events of default (“Events of Default”):

(a) The breach by the Borrower of any of the material terms, representations, warranties, covenants, conditions or provisions of this Agreement of any of the Loan Documents or any supplement or amendment hereto or thereto, which, provided it shall not constitute any other Event of Default, shall remain uncured for more than ten (10) days after notice thereof to the Borrower; or

(b) The failure of the Borrower to pay any Obligation to Lender calling for the payment of money pursuant to this Agreement or any of the Loan Documents, within five (5) business days of when the same should be paid; the Borrower becoming insolvent or otherwise fails to meet its or their debts as they mature; the Borrower suspending or discontinuing its business for any reason; the Borrower commencing or having commenced against it a petition for a receivership of its business or property or a bankruptcy or any other legal proceeding or action relating to the relief of debtors or the readjustment of debts; the Borrower making an assignment for the benefit of creditors, seeking a composition of creditors or calling a meeting of creditors or have a creditors’ committee appointed; or Borrower suffering a lien against or judgment or the attachment of any of its property (which has not been bonded or otherwise secured); having a receiver, custodian or trustee of any kind is appointed with regard to any property of Borrower; the Borrower disposing of any property included in the Collateral otherwise than in accordance with this Agreement; the Borrower committing or suffering, by any of its agents or employees, a fraudulent conversion of any part of the Collateral; or, insofar as property of the type included in the Collateral is involved, the Borrower breaching a material representation or covenant contained in this Agreement or any of the Loan Documents.

(c) Any event or events that alone, or in the aggregate, could be expected to have a Material Adverse Effect, as determined by lender, in Lender’s reasonable business judgment;

(d) Any default shall occur under any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any material indebtedness of Borrower to such third party;

(e) Any representation or warranty made or deemed to be made by Borrower, any affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to be materially false or materially misleading or the failure to disclose any material disclosure which if disclosed shall prove to have been materially misleading in any material respect;

(f) Any guarantor of the Obligations hereunder dies or terminates its guaranty or any security therefore or becomes subject to any bankruptcy or other insolvency proceeding; or

(g) Any transfer of the issued and outstanding shares of common stock or other evidence of ownership of Borrower, the result of which would cause a change in control.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, LENDER RESERVES THE RIGHT TO CEASE MAKING ANY LOANS DURING ANY CURE PERIOD STATED ABOVE, AND THEREAFTER IF AN EVENT OF DEFAULT HAS OCCURRED.

6.2. Remedies.

(a) Upon the occurrence of an Event of Default, Lender may, at its option and in its sole discretion and in addition to all of its other rights under the UCC, this Agreement, and the other Loan Documents, cease making advances or Loans, charge the Default Rate of Interest on all Obligations, terminate this Agreement and/or declare all of the Obligations to be immediately payable in full. Borrower agrees that Lender shall also have all of its rights and remedies under applicable law, including without limitation, the default rights and remedies of a secured party under the UCC (which includes the right to notify Account Debtors of the Borrower to make payment directly to Lender), and upon the occurrence of an Event of Default, Borrower hereby consents to the appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement and to the jurisdiction and venue set forth in this Agreement, and Borrower waives notice and posting of a bond in connection therewith.

(b) Lender is authorized and empowered at any time upon the occurrence and continuation of an Event of Default, to compromise or extend the time for payment of any Account, for such amounts and upon such terms as Lender may, in its sole discretion determine and to accept the return of the merchandise represented by any Account, all without notice to or consent by Borrower, and without discharging or affecting Borrower’s Obligations hereunder to any extent, and Borrower will, upon demand, pay to Lender the amount of any allowance given or authorized by Lender hereunder.

(c) Lender may, at any time upon the occurrence and continuation of an Event of Default, take possession of the Collateral and keep it on Borrower’s premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire, or Borrower shall, upon Lender’s demand, at Borrower’s sole cost, assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender. In the event Lender seeks to take possession of all or any portion of the Collateral by judicial process (including, but not limited to, Lender obtaining an order of attachment, a temporary restraining order, a preliminary or permanent injunction or otherwise) against the Borrower or with regard to the Collateral, Borrower irrevocably waives the posting of any bond, surety or security with respect thereto which might otherwise be required, any demand for possession prior to the commencement of any suit or action to recover the Collateral, and any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment.

(d) Lender shall have the right in such manner and upon such terms as Lender shall determine in Lender’s reasonable business discretion, to enforce payment of any Collateral, to settle, compromise or release in whole or in part, any amounts owing on any Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in Lender’s or Borrower’s name, to sell, assign and deliver the Collateral (or any part thereof) at public or private sale, for cash, upon credit or otherwise at Lender’s sole option and discretion, and Lender may bid or become purchaser at any such sale, free from any right of redemption which is hereby expressly waived. Borrower agrees that Lender has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. Lender may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like without affecting the commercial reasonableness of the sale of any of the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit. Borrower agrees that the giving of five (5) days’ notice by Lender, sent by ordinary mail, postage prepaid, to Borrower’s address set forth herein, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice with respect thereto.

(e) The net cash proceeds, after deducting all costs and expenses of sale (including reasonable attorneys’ fees and other professional fees), resulting from the exercise of any of Lender’s rights or remedies under this Agreement, the UCC or other applicable law, shall be applied by Lender to the payment of the Obligations in such order as Lender may elect, in Lender’s sole discretion. Lender shall return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency, to the fullest extent permitted by law. Without limiting the generality of the foregoing, if Lender enters into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, Lender shall have the option, at any time, in Lender’s sole and absolute discretion, to reduce the Obligations by the amount of such credit transaction or any part thereof or to defer the reduction thereof until actual receipt by Lender of cash in connection therewith.

(f) The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender may have under the UCC or other applicable law. Lender shall have the right, in Lender’s sole and absolute discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

(g) No act, failure or delay by Lender shall constitute a waiver of any of its rights or remedies. No single or partial waiver by Lender of any provision of this Agreement or any supplement or amendment hereto, or breach or default thereunder, or of any right or remedy which Lender may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

(h) Borrower waives presentment, notice of dishonor, protest and notice of protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). Lender may, at all times, proceed directly against Borrower or any guarantor or endorser to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect Lender’s or Borrower’s rights in the Collateral.

SECTION 7. INTENTIONALLY OMITTED

Section 8. MISCELLANEOUS

8.1. Term. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect for a term ending on the last business day of the month, two (2) years from the date hereof and shall automatically renew on the following day (the “Renewal Date”) from year to year thereafter until terminated pursuant to the terms hereof. In addition to Lender’s right to declare this Agreement immediately terminated at any time upon the occurrence of an Event of Default, Lender may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Borrower at least thirty (30) days prior written notice of such termination by registered or certified mail, return receipt requested (the “Lender’s Termination Notice”) and thereafter all of the Obligations hereunder shall be payable in full on the Renewal Date or such anniversary of the Renewal Date. Borrower may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year or at any time by giving Lender at least sixty (60) days prior written notice of such termination by registered or certified mail, return receipt requested (the “Borrower’s Termination Notice”). No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower’s duties, obligations and covenants hereunder until all Obligations have been paid in full and Lender’s continuing security interest in and to the Collateral shall remain in effect until all such Obligations have been fully discharged. From and after the Renewal Date or anniversary of the Renewal Date selected for termination under this Agreement in either a Borrower’s Termination Notice or Lender’s Termination Notice, Lender’s Obligation to make loans, advances and/or extend credit to or for the Borrower shall cease. A Borrower’s Termination Notice shall be irrevocable unless the Lender consents to such revocation in its sole discretion.

8.2. Early Termination Fee. If Lender terminates this Agreement upon the occurrence of an Event of Default or if Borrower terminates this Agreement as to future transactions other than on the Renewal Date or any anniversary of the Renewal Date, in view of the impracticality and extreme difficulty in ascertaining Lender’s actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender’s lost profits as a result thereof, Borrower hereby agrees that it shall immediately pay to Lender by wire transfer, certified check or bank cashier’s check, Borrower’s entire Obligations owing thereunder, plus liquidated damages of an amount equal to the total of the Minimum Interest Charges for the number of months remaining until the Renewal Date or the next anniversary thereof as provided for in this Agreement. Prior to its actual receipt of payment as aforesaid, Lender shall be free to exercise, without limitation, all of its right under this Agreement or under any other agreement it may then have with Borrower. Borrower’s default of any provision under this Agreement may be considered and construed at the sole but reasonable option of Lender, as a termination of this Agreement by Borrower. The liquidated damages provided for in this Section shall be deemed included in the Obligations and shall be presumed to be the amount of damages sustained by Lender due to the Borrower’s early termination and Borrower agrees that such damages are reasonable and appropriate under the circumstances currently existing.

8.3. One General Obligation; Cross Collateral. All Loans and advances by Lender to Borrower under this Agreement, the other Loan Documents and under all other agreements, present and future, between Lender and Borrower constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement, the other Loan Documents, and under all other agreements, present and future, between Lender and Borrower, constitute one general obligation secured by the Collateral and security held and to be held by Lender hereunder and by virtue of all other agreements between Borrower (and all guarantors) and Lender now and hereafter existing. It is distinctly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement, the other Loan Documents and to any other agreements, present and future, between Lender and Borrower.

8.4. Binding on Successor and Assigns; Severability. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind Lender’s and Borrower’s respective representatives, successors and assigns. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

8.5. Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender, which requirement shall not be modified by oral agreement or by course of conduct. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower’s rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to Lender’s participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender’s rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower’s business. To the extent that Lender assigns its rights and obligations hereunder to a third party, Lender shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

8.6. Integration; Survival. This Agreement, together with the Loan Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement (or of any guaranty) of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

8.7. Evidence of Obligations. Each Obligation may, in Lender’s discretion, be evidenced by notes or other instruments issued or made by Borrower to Lender. If not so evidenced, such Obligation shall be evidenced solely by entries upon Lender’s books and records which records shall, subject to the time period for review and objection set forth in Section 2.7, be final, conclusive and binding for all purposes, absent manifest error.

8.8. Loan Requests. Each oral or written request for an advance by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to Lender on or prior to 11:00 a.m., NY time, on the business day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower’s operating account shall conclusively establish Borrower’s obligation to repay such loan. Lender shall have the right but not the obligation to require written confirmation. Unless and until Borrower otherwise directs Lender in writing, all loans shall be wired to Borrower’s operating account set forth on the Loan Schedule.

8.9 Brokerage Fees. Borrower represents and warrants to Lender that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

8.10 Application of Insurance Proceeds. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys’ fees) of collection, shall be applied, at Lender’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as Lender may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof or with respect to the payment of fees and costs.

8.11. Intentionally Omitted.

8.12. Notices, Correspondence. All notices, requests, demands and other communications under this Agreement shall be in writing and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. New York time or, if not, on the next succeeding business day; (iii) if delivered by overnight courier, the following business day after depositing with such courier, properly addressed; or (iv) if by U.S. Mail, four (4) business days after depositing in the United States mail, with postage prepaid and properly addressed. All notices, requests and demands are to be given or made to the respective parties at the addresses set forth herein or at such other addresses as either party may designate in writing by notice in accordance with the provisions of this paragraph. All notices to Lender must be addressed to the attention of: Portfolio Manager.

8.13. Governing Law. This Agreement and all transactions hereunder are deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the substantive and procedural laws of the State of New York (without regard to any choice of law rules). If any part or provision of this Agreement shall be determined to be invalid or in contravention of any applicable law or regulation of the controlling jurisdiction, such part or provision shall be severed without affecting the validity of any other part or provision of this Agreement.

8.14. Survival. All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Loan Documents, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full. All indemnification obligations under this Agreement, shall survive the termination of this Agreement and payment of the Obligations for a period of two (2) years.

8.15. Indemnity.

(a) Borrower releases and shall indemnify, defend and hold harmless Lender and its affiliates and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and Costs and Expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) Borrower’s failure to comply with any requirement of law , and (iv) any claim by any other creditor of Borrower against Lender or its affiliates arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lender or its affiliates constituting willful misconduct or gross negligence.

(b) Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

8.16. JURY WAIVER. Borrower and Lender each hereby waive all rights to a trial by jury in any action or proceeding of any kind arising out of or relating to this Agreement, the OTHER LOAN DOCUMENTS AND any supplement or amendment hereto OR THERETO or any other transaction between the parties. Borrower hereby waives all of its rights of setoff and rights to interpose any defenses and/or counterclaims in the event of any litigation with respect to any matter connected with this Agreement, the OTHER LOAN DOCUMENTS AND any supplement or amendment hereto OR THERETO or any other transaction between the parties. Borrower hereby irrevocably consents and submits to the jurisdiction and venue of the Supreme Court of the State of New York (without regard to any choice of law rules) or the United States District Court for the Southern District of New York in connection with any action or proceeding of any kind arising out of or relating to this Agreement, the OTHER LOAN DOCUMENTS AND any supplement or amendment hereto OR THERETO or any other transaction between the parties. Borrower agrees that any action brought by it against Lender whether with regard to this Agreement or otherwise shall be subject to the exclusive jurisdiction and venue of the Supreme Court of the State of New York (without regard to any choice of law rules), County of New York or the United States District Court for the Southern District of New York.

8.17. Service. In any litigation brought by Lender, Borrower waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to Borrower at Borrower’s address set forth below and service so made shall be complete two (2) days after the same shall have been posted. Within twenty (20) days after such mailing, Borrower shall appear and answer such summons, complaint or other process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and for any other relief requested therein.

8.18. Lien Termination. Lender agrees that upon payment in full of all Obligations (including all Costs and Expenses), and Borrower (and all Guarantors) and Lender have executed and delivered to Lender mutual general releases of all claims, in form and substance satisfactory to Lender in Lender’s reasonable discretion, Lender shall promptly terminate (or authorize Borrower to terminate) Lender’s liens on the Collateral. Borrower understands and agrees that this provision constitutes a waiver of any rights Borrower may have under §9-513 of the UCC regarding termination statements.

8.19. Publication. Upon receiving an opportunity to review and comment upon any press release and upon receipt by the Lender of written approval from the Borrower, which shall not be unreasonably withheld, Borrower shall hereafter consents to and authorize Lender to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

8.20. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. An executed facsimile, “pdf” or similar signed agreement shall be deemed to be a valid and binding agreement between the parties hereto.

MAMAMANCINI’S, INC.

By:
Name:	Carl Wolf
Title:	Chief Executive Officer

ACCEPTED:

ENTREPRENEUR GROWTH CAPITAL LLC

By:
Name:	Dean Landis
Title:	President

Notary Page follows

STATE OF	)
)ss.:
COUNTY OF	)

On this _____ day of September, 2014 before me personally appeared Carl Wolf, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the Chief Executive Officer of MAMAMANCINI’S, INC., the corporation herein described and that he/she executed the same in his/her capacity as an officer of said corporation, and that he/she signed the instrument by order of the board of directors of said corporation.

Notary Public